                                                                 EXHIBIT 10.19

                                                                EXECUTION COPY

                         RECEIVABLES PURCHASE AGREEMENT

                                     between

                        DELL DIRECT SALES L.P., as Seller

                                       and

                       DELL RECEIVABLES L.P., as Purchaser

                          Dated as of November 21, 1995

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions..................................................  2
SECTION 1.02.  Other Definitional Provisions................................  2
SECTION 1.03.  Computation of Time Periods..................................  3


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

SECTION 2.01.  Purchase and Sale of Receivables.............................  4
SECTION 2.02.  Payment of Purchase Price....................................  4


                                   ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND PURCHASES

SECTION 3.01.     Transfer Date.............................................  5
SECTION 3.02.     Conditions Precedent to All Purchases.....................  6


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Representations and Warranties of the Seller..............  8
SECTION 4.02.     Representations and Warranties of the Purchaser........... 11
SECTION 4.03.     Obligations Unaffected.................................... 12

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.     Affirmative Covenants of the Seller....................... 14
SECTION 5.02.     Reporting Requirements of the Seller...................... 17
SECTION 5.03.     Negative Covenants of the Seller.......................... 18
SECTION 5.04.     Affirmative Mutual Covenant............................... 19
SECTION 5.05.     Grant of Security Interest................................ 19

                                                                           Page
                                                                           ----

                                   ARTICLE VI

                              EVENTS OF TERMINATION

SECTION 6.01.  Termination.................................................. 21

                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.01.  Indemnification.............................................. 23

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01.  Further Assurances........................................... 25
SECTION 8.02.  Payments..................................................... 25
SECTION 8.03.  Costs and Expenses........................................... 25
SECTION 8.04.  Binding Effect; Assignability................................ 26
SECTION 8.05.  Governing Law, Jurisdiction, Consent to
               Service of Process........................................... 27

SECTION 8.06.  No Waiver; Cumulative Remedies............................... 27
SECTION 8.07.  Amendments and Waivers....................................... 27
SECTION 8.08.  Severability................................................. 28
SECTION 8.09.  Notices...................................................... 28
SECTION 8.10.  Counterparts................................................. 28
SECTION 8.11.  Construction of Agreement as Security
               Agreement.................................................... 28

SECTION 8.12.  Termination.................................................. 28
SECTION 8.13.  Third Party Beneficiary...................................... 29
SECTION 8.14.  The Seller's Obligations..................................... 29

                  RECEIVABLES PURCHASE AGREEMENT, dated as of November 21, 1995, by and between Dell Direct Sales L.P., a Texas limited partnership (in its capacity as seller hereunder, the "Seller") and Dell Receivables L.P., a Texas limited partnership (the "Purchaser").

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to buy from the Seller, on the date hereof and from time to time hereafter, all of the Seller's right, title and interest in, to and under the Receivables existing on the date hereof or hereafter created; and

                  WHEREAS, all of the partnership interests in both the Seller and the Purchaser are held indirectly by Dell Computer Corporation ("Dell") and all of the shares of the Purchaser are owned indirectly by Dell; and

                  WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated of even date herewith (the "Pooling and Servicing Agreement"), among the Purchaser, Dell USA L.P. (the "Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), the Purchaser has agreed to transfer to the Trust created pursuant to the Pooling and Servicing Agreement, for the benefit of the Certificateholders referred to therein, all of its right, title and interest in, to and under the Receivables;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. In addition, the term "Agreement" shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified. The following capitalized terms shall have the following meanings:

                  "Early Termination" shall have the meaning specified in
Section 6.01.

                  "Effective Period" shall mean the period beginning on the Transfer Date and terminating on (i) the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, (b) the close of business on the Business Day immediately preceding the day on which any Early Amortization Event occurs and (c) the close of business on the Business Day immediately preceding the day on which the Amortization Period for the last outstanding Series begins or (ii) such later date as is agreed to by the Seller and the Purchaser.

                  "Purchase Date" shall have the meaning specified in
Section 2.02.

                  "Purchase Percentage" shall mean initially 98%; provided, however, that the Purchase Percentage may change from time to time, on a basis consistent with that used to establish the initial Purchase Percentage, to reflect historic loss experience of the Seller's accounts receivable portfolio and prevailing interest rates, as agreed upon by the Seller and the Purchaser.

                  "Purchase Price" shall have the meaning specified in
Section 2.02.

                  "Termination Event" shall have the meaning specified in
Section 6.01.

                  "Transfer Date" shall have the meaning specified in
Section 3.01.

                  SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not completely defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall mean "to but excluding".

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

                  SECTION 2.01. Purchase and Sale of Receivables. Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, during the Effective Period, all right, title and interest of the Seller in, to and under all Receivables now existing or hereafter created, including, without limitation, all monies due and to become due thereunder, and all amounts received with respect thereto and all proceeds thereof.

                  SECTION 2.02. Payment of Purchase Price. (a) On the Transfer Date, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in, to and under all Receivables existing at the close of business on the Business Day preceding the Transfer Date for a payment consisting of $42,552,700.75 multiplied by the Purchase Percentage.

                  (b) On each Business Day during the Effective Period, the Seller shall determine the Receivables arising over the course of the preceding Business Day, which Receivables shall be deemed available for purchase by the Purchaser on such day (each, a "Purchase Date"). To the extent that any sale of Receivables is not reflected in the Daily Report, such Receivables will nevertheless be deemed sold to the Purchaser in every respect and all of the Seller's rights, title and interest in, to and under such Receivables will be deemed to have been sold to the Purchaser.

                  (c) The purchase price payable to the Seller for the Receivables to be purchased on any Purchase Date shall be an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables determined pursuant to paragraph (b) above and (ii) the Purchase Percentage (such amount, the "Purchase Price").

                  (d) The Purchase Price shall be paid to the Seller in immediately available funds to the extent of funds available to the Purchaser. The excess, if any, of the Purchase Price over the payment therefor set forth in clause (a) or (c) above, as the case may be, shall be deemed to be a loan by the Seller to the Purchaser (a "Subordinated Loan"), evidenced by the Subordinated Note of the Purchaser substantially in the form attached hereto as Exhibit A.

                                   ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND PURCHASES

                  SECTION 3.01. Transfer Date. This Agreement is effective on November 21, 1995. No purchase hereunder shall occur until November 30, 1995 or such other date agreed upon by the parties in writing (the "Transfer Date") on or before which the following conditions precedent shall have been satisfied:

                  (a) There shall have been delivered to the Purchaser file-stamped copies of the financing statements relating to the Receivables, naming the Seller as seller/debtor, the Purchaser as purchaser/secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Purchaser, desirable under the UCC of any appropriate jurisdiction or other applicable law to perfect the Purchaser's ownership of and first priority security interest in the Receivables, that were duly filed on or prior to the Transfer Date with the Secretary of State of the State of Texas or other appropriate official.

                  (b) There shall have been delivered to the Purchaser a copy of the limited partnership agreement of the Seller, certified by the secretary or an assistant secretary of the general partner of the Seller as of a recent date.

                  (c) There shall have been delivered to the Purchaser a certificate of the Secretary of State of the State of Texas as to the documents relating to the Seller which are on file in the office of such Secretary of State.

                  (d) There shall have been delivered to the Purchaser a certificate of the secretary or an assistant secretary of the general partner of the Seller, dated the Transfer Date, certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the general partner of the Seller authorizing the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and any other documents required or contemplated hereunder, (ii) that the limited partnership agreement of the Seller has not been amended since the date of the certified copy furnished pursuant to clause
(b) above and (iii) the names and true signatures of the officers of the general partner of the Seller authorized to execute this Agreement, the Pooling and Servicing Agreement and any other documents contemplated hereunder, and appropriately evidencing the incumbency of such secretary or assistant secretary.

                  (e) There shall have been delivered to the Purchaser certified copies of Requests for Information or Copies (Form UCC- 11) (or a similar search report certified by a party acceptable to the Purchaser), dated a date reasonably near to the date of such Transfer Date, listing all effective financing statements (including those referred to in Section 3.01(a) which name the

Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 3.01(a), together with copies of such financing statements (none of which (except those filed pursuant to Section 3.01(a) shall cover any property which may be Receivables or Collections).

                  (f) There shall have been delivered to the Purchaser copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in the Receivables previously granted by the Seller.

                  (g) There shall have been delivered to the Purchaser a Dell Collection Account Letter substantially in the form of Exhibit C to the Pooling and Servicing Agreement, in respect of each Dell Collection Account maintained by the Servicer, duly acknowledged by the bank holding such Dell Collection Account.

                  (h) There shall have been delivered to the Purchaser favorable opinions of Baker & Botts, L.L.P., counsel for the Seller, and of Thomas B. Green, General Counsel of the Seller, each in form and substance reasonably acceptable to the Purchaser.

                  (i) There shall have been delivered to the Seller a certificate of the secretary or assistant secretary of the general partner of the Purchaser, dated the Transfer Date, certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the general partner of the Purchaser authorizing the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement and any other documents required or contemplated hereunder and (ii) the names and true signatures of the officers of the general partner of the Purchaser authorized to execute this Agreement and any other documents contemplated hereunder, and appropriately evidencing the incumbency of such secretary or assistant secretary.

                  (j) The Pooling and Servicing Agreement and all documentation to be delivered in connection therewith shall have been executed and delivered and all conditions thereto shall have been satisfied.

                  (k) The Cross-Guarantee Agreement shall have been executed and delivered and shall be in full force and effect.

                  (l) All legal matters incident to the execution and delivery of this Agreement and to the purchases by the Purchaser of the Receivables from the Seller shall be satisfactory to counsel for the Purchaser.

                  SECTION 3.02. Conditions Precedent to All Purchases. The obligation of the Purchaser to pay the Purchase Price with respect to any Receivables on any Purchase Date is subject to the following conditions precedent:

                  (a) On or prior to such Purchase Date, the Seller shall have delivered to the Purchaser the accounts receivable trial balance of the Originators (which if in magnetic tape or diskette format shall be compatible with the Purchaser's, or, if applicable, the Servicer's, computer equipment);

                  (b) On or prior to such Purchase Date, the Servicer shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Determination Date Certificate, together with a listing by Obligor of all Receivables subject to such purchase, for the most recently ended reporting period for which information is required pursuant to Section 3.05(b) of the Pooling and Servicing Agreement and containing such additional information as may be reasonably requested by the Purchaser;

                  (c) On or prior to such Purchase Date, the Seller shall have marked its master data processing records and, at the request of the Purchaser, each Contract (other than any invoice sent to the Obligor under such Contract) giving rise to Receivables and all other relevant records evidencing the Receivables which are the subject of such purchase with a legend, acceptable to the Purchaser, stating that such Receivables, and Collections with respect thereto and other proceeds thereof, have been sold in accordance with this Agreement;

                  (d) On such Purchase Date, the following statements shall be true (and the Seller, by accepting the amount of such purchase, shall be deemed to certify that):

                  (i) The Seller's representations and warranties contained in Section 4.01 are correct on and as of such day as though made on and as of such date; and

             (ii) No event has occurred and is continuing, or would result from such purchase, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both;

                  (e) On or prior to such Purchase Date, the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request; and

                  (f) On such Purchase Date the Seller shall have complied with all of its covenants hereunder and shall have fulfilled in all material respects all of its obligations hereunder.

                  The acceptance by the Seller of any payment for any Receivables shall be deemed to be a representation and warranty by the Seller as to the matters set forth in this Section 3.02.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the Transfer Date and each Purchase Date that:

                  (a) Organization. The Seller is a limited partnership duly organized and validly existing under the laws of the State of Texas and has full power, authority and legal right to own its properties and conduct its business, as presently owned or conducted and as is proposed to be conducted under this Agreement and the Cross-Guarantee Agreement, and to execute, deliver and perform its obligations under this Agreement and the Cross- Guarantee Agreement.

                  (b) Due Qualification. The Seller is duly qualified to do business (or is exempt from such requirement), and has obtained all necessary licenses or approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have a material adverse effect on the Seller's ability to perform its obligations under this Agreement and the Cross-Guarantee Agreement.

                  (c) Due Authorization. The execution, delivery and performance of this Agreement and the Cross-Guarantee Agreement by the Seller, and the consummation by the Seller of the transactions contemplated by this Agreement and by the Cross-Guarantee Agreement, have been duly and validly authorized by all necessary action on the part of the Seller and this Agreement and the Cross-Guarantee Agreement and the other agreements and instruments executed or to be executed in connection herewith have been duly executed and delivered on behalf of the Seller.

                  (d) No Conflict. The Seller's execution and delivery of this Agreement and the Cross-Guarantee Agreement, performance of the transactions contemplated hereby and thereby, and fulfillment of the terms hereof and thereof applicable to the Seller, do not contravene the Seller's limited partnership agreement, conflict with or violate any Requirements of Law applicable to the Seller, violate any provision of, or require any filing, registration, consent or approval under, any Requirement of Law presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained or made and are in full force and effect, conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties or assets are bound, which conflict, violation or breach would have a material adverse effect on the Seller's ability to perform its obligations hereunder or under the

Cross-Guarantee Agreement or on the ownership by the Trust of the Receivables.

                  (e) No Proceedings Regarding the Seller. There are no proceedings, injunctions, writs, restraining orders or other orders or investigations pending or, to the best knowledge of a Responsible Officer of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement, the Cross-Guarantee Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Cross-Guarantee Agreement, the Pooling and Servicing Agreement or the Certificates, (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or results of operations of the Seller or the performance by the Seller of its obligations under this Agreement or the Cross-Guarantee Agreement or (iv) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States federal or State of Texas income or franchise tax systems.

                  (f) Consents. No authorization, consent, license, order or approval of or registration or declaration with any Person or Governmental Authority is required to be obtained, effected or given by the Seller in connection with the execution and delivery of this Agreement or the Cross-Guarantee Agreement by the Seller or the performance of its obligations under this Agreement or the Cross-Guarantee Agreement or the transactions contemplated hereby, except for (i) the filing of the financing statements or other documents required to have been filed on or prior to the Transfer Date pursuant to Section 2.01(a) of the Pooling and Servicing Agreement, all of which were so filed and are in full force and effect, and (ii) the filing from time to time of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01(a) of the Pooling and Servicing Agreement.

                  (g) Liens. Each Receivable is owned by the Seller free and clear of any Lien except as provided for herein; and no effective financing statement or other instrument similar in effect covering any Receivable or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser and the Trustee and as otherwise provided for in this Agreement and the Pooling and Servicing Agreement, including Liens that will be terminated on or before the Transfer Date.

                  (h) Locations. The chief place of business and chief executive office of the Seller, and the offices where the Seller keeps the originals of its books, records and documents regarding the Receivables are located at the address of the Seller specified in Section 8.09. During the four months prior to the Transfer Date and prior to any Purchase Date, the chief place of business and chief executive office of the Seller, and the offices where the Seller keeps the originals of its books, records and documents regarding the Receivables were/are located at the address of the Seller specified in Section 8.09.

                  (i) Information. Each certificate, information, exhibit, financial statement, document, book, record or report furnished by the Seller to the Purchaser in connection with this Agreement and in connection with each Receivable is accurate in all material respects as of its date and no such document contains any material misstatement of fact.

                  (j) Enforceability. Each of this Agreement and the Cross-Guarantee Agreement constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (k) Valid Transfers. This Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Receivables, whether now existing or hereafter created during the Effective Period, and the proceeds thereof.

                  (l) Dell Collection Accounts. Schedule I to the Pooling and Servicing Agreement is a complete and accurate list of each Dell Collection Account as of each Purchase Date.

                  (m) Solvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement or the Cross-Guarantee Agreement; the Seller is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement and the Cross-Guarantee Agreement, the Seller will have adequate capital to conduct its business as presently conducted and as contemplated by this Agreement and the Cross-Guarantee Agreement.

                  (n) Compliance. The Seller has complied, and will comply on each Purchase Date, in all material respects with all Requirements of Law with respect to it, its business and properties and all Receivables sold hereunder and the Contracts related thereto. The Seller has maintained and will maintain all applicable permits, certifications and licenses necessary in any material respect with respect to its business and properties and all Receivables sold hereunder and the Contracts related thereto. The Seller has filed or caused to be filed on a timely basis all tax returns required by any Governmental Authority.

                  (o) No Rescission. Neither any Receivable sold hereunder nor the related Contract has been satisfied, subordinated or rescinded or, except as disclosed in writing to the Purchaser, amended in any manner and the amounts billed under such Receivables have not been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, except as permitted under the Pooling and Servicing Agreement.

                  (p) No Payment. The Seller has no knowledge of any fact which would lead it to expect that, when billed, any Receivable sold hereunder would not be paid in accordance with its terms when due.

                  (q) No Insolvency Event. No Insolvency Event has occurred with respect to the Seller.

                  (r) Fraudulent Conveyance. The Seller is not entering into the transactions contemplated hereby with the intent of hindering, delaying or defrauding creditors.

                  (s) Sale and Transfer. This Agreement creates a valid sale, transfer and assignment to the Purchaser of, and the Purchaser is the legal and beneficial owner of, all right, title and interest of the Seller in and to the Receivables now existing and hereafter created during the term of this Agreement and in the proceeds thereof.

                  (t) Eligible Receivables. Each Receivable classified as an "Eligible Receivable" by the Seller on its records or in any document or report delivered hereunder satisfied, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Receivable in the Pooling and Servicing Agreement; provided, however, that this representation shall not cover Reconveyed Receivables.

                  (u) Invoices. The Seller has submitted all necessary documents, if any, to each Obligor in connection with payments due with respect to such Obligor's Receivables.

                  (v) No Proceedings Regarding the Receivables. There are no proceedings, injunctions, writs, restraining orders or other orders or investigations pending or, to the best knowledge of a Responsible Officer of the Seller, threatened with respect to any Receivable or Contract before any Governmental Authority asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of any Receivable or Contract.

                  (w) Tradenames. The legal name of the Seller is as set forth on the signature page of this Agreement and the Seller has no tradenames, fictitious names, assumed names or "doing business as" names.

                  (x) ERISA. No Plan (as defined in Section 3(3) of ERISA) maintained by the Seller or any of its ERISA Affiliates (as defined in Section 414(b), (c), (m) or (o) of the Internal Revenue Code) has any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived. The Seller and each ERISA Affiliate of the Seller has timely made all contributions required to be made by it to any Plan and Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) to which contributions are or have been required to be made since January 3, 1991 by the Seller or such ERISA Affiliate, and no event requiring notice to the PBGC (as defined in Section 2613.2 of the ERISA Regulations) under Section 302(f) of ERISA has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Seller or the payment of any material amount to avoid such Lien. No Plan Event (as defined in Section 4043 of ERISA) with respect to the Seller or any of its ERISA Affiliates has occurred or could reasonably be expected to occur that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Seller or the payment of any material amount to avoid such Lien.

                  (y) Accounts. All Receivables constitute "accounts", "general intangibles" or "proceeds" thereof, as each such term is defined in the UCC.

                  (z) Sale. For federal income tax, reporting and accounting purposes, the Seller will treat the sale of each Receivable sold pursuant to this Agreement as a sale, or absolute assignment, of all its right, title and ownership interest in and to such Receivable to the Purchaser and the Purchaser has not and will not account for or treat the transactions contemplated by this Agreement in any other manner. This representation shall cease to be effective if the Seller shall have received an Opinion of Counsel that a change in applicable law occurring after the date hereof renders this representation unlawful or inadvisable.

                  SECTION 4.02. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as of the Transfer Date and each Purchase Date that:

                  (a) Organization and Good Standing. The Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Texas and has full power, authority and legal right to own its properties and conduct its business as presently owned or conducted and as is proposed to be conducted under this Agreement.

                  (b) No Conflict. The Purchaser's execution and delivery of this Agreement, purchase of the Receivables pursuant to this Agreement and fulfillment of the terms hereof applicable to the Purchaser, do not contravene the Purchaser's limited partnership agreement, conflict with or violate any Requirements of Law applicable to the Purchaser, conflict with, result in a breach of any of the material terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or its properties or assets are bound. Neither the execution and delivery of this Agreement nor the purchase of the Receivables pursuant to this Agreement nor the fulfillment of the terms hereof applicable to the Purchaser will result in the creation of an adverse claim against the Purchaser or any assets of the Purchaser except those created under the Pooling and Servicing Agreement.

                  (c) Due Authorization. The execution and delivery of this Agreement by the Purchaser, and the purchase by the Purchaser of the Receivables, have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement and the other agreements and instruments executed or to be executed in connection herewith have been duly executed and delivered on behalf of the Purchaser.

                  (d) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  SECTION 4.03. Obligations Unaffected. The obligations of the Seller to the Purchaser under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or the sale of any Receivable.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Affirmative Covenants of the Seller. The Seller hereby covenants that, until the termination of the Effective Period:

                  (a) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to it, its business and properties and the Receivables.

                  (b) Preservation of Existence. (i) Except as otherwise permitted by subsection (ii) of this Section 5.01(b), the Seller will preserve and maintain its existence, rights, franchises and privileges in the State of Texas, and qualify and remain qualified in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (A) the interests of the Purchaser hereunder or in the Receivables, (B) the collectibility of any Receivable or (C) the ability of the Seller to perform its obligations hereunder in any material respects and (ii) the Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless: (1) Dell is the direct or indirect owner of all of the issued and outstanding shares of the capital stock or partnership interests or other equity interests of the Person formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety; (2) the Person formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such corporation, limited partnership or limited liability company shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Purchaser, in form reasonably satisfactory to the Purchaser, the performance of every covenant and obligation of the Seller hereunder and under the other Transaction Documents; (3) the Seller shall have delivered to the Purchaser an Officer's Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Purchaser and stating that such consolidation, merger, conveyance or transfer complies with this Section 5.01(b) and (4) the Rating Agency Condition shall be satisfied.

                  (c) Audits. At any time and from time to time during the Seller's regular business hours and at the Seller's expense, on reasonable prior notice and for a purpose reasonably related to this Agreement, the Seller shall, in response to any reasonable request of the Purchaser, permit the Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes, microfiche and disks) in the possession or under the control of the Seller relating to the Receivables and the related Contracts and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or (after consultation with a Responsible Officer) employees of the Seller having knowledge thereof; provided, however, that, so long as no Termination Event, Partial Amortization Period or Cure Period shall have occurred and be continuing, the Purchaser shall use its best efforts to coordinate the exercise of its rights under this Section 5.01(c) with the exercise of like rights of the Trustee and the Program Agent, and the rights of the Purchaser under this Section 5.01(c) shall be at the Seller's expense only twice in any twelve-month period.

                  (d) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

                  (e) Performance and Compliance with Receivables. The Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it hereunder, except where the failure to so perform or comply would not have a material adverse effect on the collectibility of the Receivables or the Seller's ability to perform in all material respects its obligations hereunder.

                  (f) Location of Records. The Seller will keep its chief place of business and chief executive office and the office where it keeps the books, records and documents regarding the Receivables, at the address of the Seller specified in Section 8.09.

                  (g) Credit Policy and Procedures Manual. The Seller will comply in all material respects with the Credit Policy and Procedures Manual in regard to the Receivables and the related Contracts.

                  (h) Collections. The Seller will instruct all Obligors to cause all Collections of Receivables to be deposited directly to Dell Collection Accounts.

                  (i)      Protection of Purchaser's Interest in Receivables.

                  (i) The Seller will not create, permit or suffer to exist, and will take such actions as are necessary to remove, any Lien, claim or right in, to or on the Receivables conveyed hereunder, other than the Liens created hereby and by the Pooling and Servicing Agreement, and will defend the right, title and interest of the Purchaser and the Trustee in and to the Receivables conveyed hereunder against any Liens thereon or the claims and demands of all persons whomsoever based on breaches of representations and warranties in this Agreement.

                  (ii) The Seller will advise the Purchaser and the Trustee promptly, in reasonable detail, (A) of any Lien or claim asserted against any of the Receivables, other than the Liens created hereby and by the Pooling and Servicing Agreement, (B) of the occurrence of any breach by the Seller of any of its representations, warranties and covenants contained herein and (C) of the occurrence of any other event which in the case of clauses (A) or (B) would have a material adverse effect on the value of the Receivables.

                 (iii) The Seller shall execute and file such continuation statements and any other documents reasonably requested by the Purchaser or which may be required by law to fully preserve and protect the interests of the Purchaser hereunder and of the Trustee under the Pooling and Servicing Agreement in and to the Receivables conveyed hereby.

                  (iv) The Seller will not, without providing 45 days' prior written notice to the Purchaser and the Trustee and without filing such amendments to any previously filed financing statements as the Purchaser or the Trustee may reasonably require, (i) change the location of its chief executive office or the location of the office where the principal records relating to the Receivables are kept or
         (ii) change its name, identity or business structure in any manner which would, could or might make any financing statement or continuation statement filed by the Seller in accordance with this Agreement "seriously misleading" with the meaning of Section 9-402(7) of any applicable enactment of the UCC.

                   (v) The Seller shall deliver to the Purchaser and the Trustee on or before April 30 of each year, beginning with April 30, 1996, an Opinion of Counsel to the Seller (who may be counsel employed by the Seller or an Affiliate of the Seller), dated as of a date subsequent to the end of the immediately preceding fiscal year, substantially to the effect that, in the opinion of such counsel, either (A) such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of financing statements, continuation statements or other instructions or documents as is necessary to continue the perfection of the interests of the Purchaser and the Trustee in and to the Receivables conveyed hereby (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables then owned by the Purchaser) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (B) no such action is necessary to continue the perfection of such interests.

                  (j) Separate Legal Existence. The Seller acknowledges that the Purchaser, the Trustee and the Certificateholders are entering into the agreements and consummating the transactions contemplated hereby and by the Pooling and Servicing Agreement in reliance on the identity of the Purchaser as a separate legal entity, and the rights and interests of such Persons would be prejudiced if this reliance were undermined. Accordingly, the Seller will take such steps as are necessary and within its control to maintain the Purchaser's separate legal existence and identity and to make it apparent to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller or any other subsidiary or Affiliate of the Seller. Such steps will include the following:

                  (i) The Seller will conduct its business solely in its own legal name, and in such a separate manner so as not to mislead others with which it is dealing.

                 (ii) The Seller will maintain its own separate business records, will maintain its own office with its own telephone number and will observe all legal formalities in formation and management.

                (iii) All financial statements of the Seller and Dell will contain notes clearly indicating that all of the Purchaser's assets are owned by the Purchaser, which is a separate legal entity.

                 (iv) The Seller will maintain arm's-length relationships with the Purchaser. Any transaction between the Purchaser and the Seller or any of its subsidiaries will, in the reasonable judgement of the Seller, be fair and equitable to the Purchaser and on terms which are at least as favorable as could be obtained from a Person which is not an Affiliate.

                  (v) The Seller will not agree to be, or hold itself out to be, responsible for the debts of the Purchaser or the decisions or actions with respect to the daily business and affairs of the Purchaser, except that (A) pursuant to any Enhancement Agreement, the Seller may indemnify any Enhancement Provider (and related Persons) against losses caused by actions or omissions of the Seller and (B) the Seller may guarantee the Purchaser's obligations to pay any premiums or commitment fees to an Enhancement Provider.

                 (vi) The Seller will not cause the Purchaser to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Seller or any other subsidiary or Affiliate of the Seller.

                  (k) Repurchase Obligation. In the event of any breach of the representation and warranty set forth in Section 4.01(t), if the Purchaser shall be obligated to repurchase Reconveyed Receivables pursuant to Section 2.04 of the Pooling and Servicing Agreement, the Seller shall repurchase from the Purchaser such Reconveyed Receivables and shall pay to the Purchaser on the Business Day preceding the day on which such repurchase of Reconveyed Receivables is to be made an amount equal to the purchase price for the Reconveyed Receivables paid by the Purchaser pursuant to the Pooling and Servicing Agreement, such payment, at the option of the Purchaser, to be made either in cash or through a reduction of the amount due under the Subordinated Note. The obligation of the Seller to repurchase the Reconveyed Receivables pursuant to this Section 5.01(k) shall constitute the sole remedy against the Seller respecting an event of the type specified in the first sentence of this paragraph available to the Purchaser or the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders) or any other Indemnified Party. Reconveyed Receivables which are repurchased pursuant to Section 2.04 of the Pooling and Servicing Agreement, together with any Collections thereon, shall be promptly removed from the Trust.

                  SECTION 5.02. Reporting Requirements of the Seller. The Seller hereby covenants that, until the termination of the Effective Period:

                  (a) Termination Events. The Seller shall (i) within one Business Day after a Responsible Officer of the Seller obtains knowledge of the occurrence of any Termination Event or event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, notify (either orally or in writing) the Purchaser of such occurrence; and (ii) as soon as possible and in any event within three Business Days after a Responsible Officer of the Seller obtains knowledge of the occurrence of any Termination Event or event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, deliver to the Purchaser a statement of a Responsible Officer of the Seller setting forth details of such Termination Event or such event and the action that the Seller has taken and proposes to take with respect thereto.

                  (b) Litigation. As soon as possible and in any event within 10 Business Days after a Responsible Officer of the Seller obtains knowledge thereof, the Seller shall notify the Purchaser of any litigation, investigation or proceeding which could reasonably be expected to impair in any material respect the ability of the Seller to perform its obligations under this Agreement; and

                  (c) Other Information. The Seller shall promptly deliver to the Purchaser such other information, documents, records or reports regarding the Receivables as the Purchaser may from time to time reasonably request in order to protect the Purchaser's interests under or as contemplated by this Agreement.

                  SECTION 5.03. Negative Covenants of the Seller. The Seller hereby covenants that, until the termination of the Effective Period, it will not:

                  (a) Sales, Liens, Etc. Except as otherwise contemplated herein, or pursuant to or as contemplated by the Pooling and Servicing Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable or upon or with respect to any account in the name of the Trustee for the benefit of the Certificateholders or upon or with respect to any Dell Collection Account to which any Collections of any Receivables are sent, or (ii) assign any right to receive income in respect thereof.

                  (b) Extension or Amendment of Receivables. Except as consistent with the Credit Policy and Procedures Manual or as otherwise permitted under the Pooling and Servicing Agreement, (i) extend, amend or otherwise modify the terms of any Receivable, (ii) amend, modify or waive any payment term or condition of any invoice related thereto, which extension, amendment, modification or waiver would impair the collectibility or delay the payment of any Receivable in a manner inconsistent with the Credit Policy and Procedures Manual, or (iii) rescind or cancel any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (c) Change in Business or Credit Policy and Procedures Manual. Make any change in the character of its business or in the Credit Policy and Procedures Manual, which change would, in either case, materially impair the collectibility of the Receivables, except as permitted under the terms of the Pooling and Servicing Agreement.

                  (d) Change in Dell Collection Account Banks. Except as permitted under the Pooling and Servicing Agreement, add or terminate any bank as a Dell Collection Account Bank from those listed in Schedule I attached to the Pooling and Servicing Agreement, or make any change in its instructions to Obligors regarding payments to be made to any Dell Collection Account Bank, unless the Purchaser and the Trustee shall have received notice of such addition, termination or change and executed copies of Dell Collection Account Letters to each new Dell Collection Account Bank.

                  (e) Change in Name, Etc. Make any change to its name or structure, or use any tradenames, fictitious names, assumed names or "doing business as" names, unless, in the case of such name change or use and prior to the effective date thereof, the Seller delivers to the Purchaser such financing statements or amendments to financing statements (Form UCC-1 and UCC-3) executed by the

Seller which the Purchaser may request to reflect such name change or use, together with such other documents and instruments that the Purchaser may reasonably request in connection therewith.

                  (f) Deposits to Dell Collection Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Dell Collection Account cash or cash proceeds other than Collections of Receivables.

                  (g) No Actions Against Obligors. Except in accordance with the Credit Policy and Procedures Manual and the Pooling and Servicing Agreement, commence or settle any legal action to enforce collection of any Receivable.

                  (h) No Bankruptcy Filing Against the Purchaser or the Trust. Commence, institute or cause to be commenced or instituted any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law against the Purchaser or the Trust.

                  (i) No Claims Against the Receivables. Claim any credit on, or make any deduction from, the principal or interest payable in respect of the Certificates by reason of the payment of any taxes levied or assessed upon any part of the Receivables.

                  (j) Locations of Subsidiaries. Permit any of the Originators to have or maintain its jurisdiction of organization or principal place of business in any of the States of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

                  (k) Subordinated Note. Transfer or pledge the Subordinated Note to any Person.

                  SECTION 5.04. Affirmative Mutual Covenant. The Purchaser and Seller shall record each Purchase as a purchase and sale, respectively, on its books and records and reflect each Purchase in its financial statements as a purchase and sale, respectively.

                  SECTION 5.05. Grant of Security Interest. To secure all obligations of the Seller arising in connection with this Agreement, and each other agreement entered into in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and any other amounts due the Purchaser hereunder, the Seller hereby assigns and grants to Purchaser a first priority security interest in all of the Seller's right, title and interest now or hereafter existing in, to and under all Receivables and Collections with regard thereto, and all books, records and computer files relating thereto.

                                   ARTICLE VI

                              EVENTS OF TERMINATION

                  SECTION 6.01. Termination. If any of the following events (each, a "Termination Event") shall have occurred:

                  (a) any failure by the Seller to make any payment, transfer or deposit required to be paid, effected or made by it hereunder on or before the date occurring two Business Days after the date such payment, transfer or deposit is required to be made hereunder; or

                  (b) any representation, warranty, certification or written statement made or deemed made by the Seller under or in connection with this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made which has a material adverse effect on the Certificateholders and continues unremedied for 20 days (or, with respect to the representations and warranties made in Sections 4.01(g) and 4.01(k), continues unremedied for five days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller and the Trustee by Certificateholders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series; or

                  (c) the Seller shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in clause (a) or (b) above) which has a material adverse effect on the Certificate- holders and continues unremedied for 20 days (or with respect to the covenants contained in Sections 5.03(a) and 5.03(d) shall continue for five days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller and the Trustee by Certificateholders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series; or

                  (d) any Receivables transferred hereunder which constitute more than 1% of the aggregate amount of Eligible Receivables shall for any reason cease to be the valid and perfected subject of the security interest created by this Agreement; or any Receivables transferred hereunder which constitute more than 1% of the aggregate amount of Eligible Receivables shall cease to be free and clear of any Lien except as provided for herein; or

                  (e) an Insolvency Event shall occur with respect to the Seller or the Purchaser; provided, however, that for purposes of this Section 6.01, the definition of "Insolvency Event" shall be construed without giving effect to the 60-day grace period in clause (a) thereof (except with respect to any Controlled Affiliate that is not a party to any Transaction Document); or

                  (f) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables and such lien shall not have been (x) stayed or released within 30 days or, if stayed, such lien shall not have been released within 60 days; or
(y) the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables and such filing shall not be stayed or rescinded within 15; or

                  (g) there shall have occurred an Early Amortization Event under the Pooling and Servicing Agreement;

then, if any of the events set forth in paragraphs (a), (d), (e), (f) or (g) above shall have occurred, a "Termination Event" shall occur without any notice, demand, protest or other requirement of any kind immediately upon the occurrence of such event and, if any of the events set forth in paragraphs (b) or (c) above shall have occurred, the Purchaser may, by notice to the Seller, declare that a "Termination Event" shall occur as of the date set forth in such notice. Upon the occurrence of a Termination Event, the Effective Period shall terminate (any termination of the Effective Period pursuant to this Section 6.01 is herein referred to as an "Early Termination"). Upon any Early Termination the Purchaser shall have, in addition to any rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC of the applicable jurisdiction and under other applicable laws, which rights and remedies shall be cumulative.

                  A Majority in Interest of each outstanding Series may, on behalf of all Certificateholders, waive any default by the Seller in the performance of its obligations hereunder and its consequences, except (1) the failure to make any distributions or payments required to be made to the Purchaser or to make any required deposits of any amounts to be so distributed or paid can be waived only (a) with respect to Indemnified Amounts, with the consent of the relevant Indemnified Party or (b) with respect to other amounts, with unanimous consent of all Certificateholders of all outstanding Series and
(2) defaults arising from the events set forth in paragraphs (e), (f) and (g). No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. Indemnification. (a) Without limiting any other rights which the Purchaser may have hereunder or under any applicable law, the Seller hereby agrees to indemnify the Purchaser and the Trustee and their respective assignees (which shall not be deemed to include any of the Certificateholders as such) and their respective partners, officers, directors, employees and Affiliates (collectively, the "Indemnified Parties") from and against any and all damages, losses, liabilities and related costs and expenses actually incurred (excluding consequential damages and lost profits), including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any of them arising out of or resulting from this Agreement, the activities of the Seller in connection herewith or in respect of any Receivable (excluding however (A) Indemnified Amounts resulting from gross negligence or willful misconduct on the part of the Indemnified Party (other than the Purchaser) to which such Indemnified Amount would otherwise be due, (B) losses in respect of Receivables to the extent reimbursement therefor would constitute credit recourse to the Seller for nonpayment of any Receivable by the related Obligor,
(C) any income or franchise or similar taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement or in respect of any Receivable and (D) Indemnified Amounts resulting from the acts or omissions of the Servicer (unless the Servicer is an Affiliate of Dell)), to the extent caused by:

                  (i) reliance on any representation, warranty or covenant made or statement made or deemed made by the Seller (or any of its Responsible Officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made or deemed made or which the Seller shall have failed to perform;

                 (ii) the failure by the Seller to comply with this Agreement or any Requirement of Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to this Agreement or any such Requirement of Law;

                (iii) the existence of any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or of any other claim resulting from the sale of the products or services related to such

         Receivable or from the furnishing or failure to furnish such products or services;

                  (iv) the failure to vest in the Purchaser absolute ownership of the Receivables free and clear of any Lien;

                  (v) the failure of the Seller to have filed, or any delay in filing, any financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws that are necessary for perfection or priority of the ownership and security interests created by this Agreement;

                  (vi) any commingling by the Seller of Collections with other funds of the Seller or any Affiliate;

                  (vii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of or security interest in Receivables or Collections with respect thereto, or in respect of any Contract related thereto, other than any investigation, litigation or proceeding relating to such Indemnified Party's affairs which includes matters or transactions in addition to those contemplated by the Transaction Documents;

                  (viii) any products liability or other claim arising out of or in connection with products or services which are the subject of any Contract;

                  (ix) any reduction in the Outstanding Balance of a Receivable (other than a Reconveyed Receivable) by reason of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount or other adjustment made by the Seller;

                  (x) any breach by the Seller of any obligation under any Receivable or any Contract;

                  (xi) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement; or

                 (xii) any tax (other than any income or franchise or similar tax, or any interest or penalties with respect thereto) imposed by reason of ownership of the Receivables by the Purchaser.

                  (b) Any Indemnified Amounts due hereunder shall be payable within ten Business Days of submission of a claim by the Indemnified Party.

                  (c) Each Indemnified Party will use its best efforts to notify the Seller in advance of making any claim under this Section 7.01.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Further Assurances. (a) The Seller agrees to do and perform, from time to time, any and all acts and to execute and deliver to the Purchaser or the Trustee any and all further assignments, agreements, powers and instruments reasonably required or requested by the Purchaser more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC, or any similar law, of any applicable jurisdiction. The Seller will mark its computer files in a manner reasonably calculated to indicate that the Receivables have been sold to the Purchaser.

                  (b) The Purchaser agrees to do such further acts and things and to execute and deliver to the Seller or the Trustee such additional assignments, agreements, powers and instruments as are reasonably required by the Seller to carry into effect the purposes of this Agreement or to better assure and confirm unto the Seller or the Trustee its rights, powers and remedies hereunder.

                  SECTION 8.02. Payments. Each payment to be made by either of the Purchaser or the Seller hereunder shall be made on the required payment date, or on the next succeeding Business Day if the required payment date is not a Business Day, in lawful money of the United States and in immediately available funds at the office of the payee set forth in Section 8.09 below or to such other office as may be specified by either party in a written notice to the other party hereto.

                  SECTION 8.03. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VII hereof, the Seller agrees to pay on demand all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of all documents to be delivered subsequent to the Transfer Date pursuant to this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses of the Purchaser, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of any Receivables.

                  (b) In addition, the Seller agrees to pay any and all stamp and other taxes (other than any income or franchise or similar taxes, or any interest or penalties with respect thereto) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and any documents to be delivered hereunder, and the Seller agrees to indemnify the Purchaser against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 8.04. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and assigns. Except as otherwise permitted herein, the Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder to any Person (other than Dell or any of its Controlled Affiliates) without the prior written consent of the Purchaser and a Majority in Interest of each outstanding Series. In connection with any sale or assignment by the Purchaser of all or a portion of the Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement(as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee.

                  (b) The Seller acknowledges that the Purchaser shall assign to the Trust, as collateral security for the Purchaser's obligations under the Pooling and Servicing Agreement, all of the Purchaser's rights, remedies, powers and privileges hereunder (including, without limitation, the right to give any notice which the Purchaser may provide to the Seller hereunder), provided that the Purchaser shall not assign or delegate any of its duties or obligations hereunder to the Trust.

                  (c) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the last Termination Date of any Series; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article VII and Sections 5.03(h), 8.03 and 8.13 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 8.05. Governing Law, Jurisdiction, Consent to Service of Process.

                  (a) Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (d) Waiver of Jury Trial. Each party to this Agreement waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement, any other Transaction Document, the Fee Letter or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal of written), actions of any of the parties hereto or any other relationship existing in connection with this Agreement or any other Transaction Document or the Fee Letter, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                  SECTION 8.06. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  SECTION 8.07. Amendment. (a) This Agreement may be amended from time to time by the Seller and the Purchaser without the consent of any of the Investor Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided that any amendment pursuant to this clause (a) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Investor Certificateholders. Notice of any amendment entered into pursuant to this clause (a) shall be given to the Rating Agencies.

                  (b) This Agreement may be amended from time to time by the Seller and the Purchaser, so long as the Rating Agency Condition is satisfied, with the consent of a Majority in Interest of each adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this clause (b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, Dell, the Seller or the Purchaser), addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

                  SECTION 8.08. Severability. If any provision hereof is deemed void or unenforceable in any jurisdiction, such voiding or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or any other provision hereof in such or any other jurisdiction.

                  SECTION 8.09. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received,
(b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

                  (a)      If to the Seller,

                           Dell Direct Sales L.P.
                           2214 West Braker Lane, Suite D
                           Austin, Texas  78758
                           Tel: (512) 728-3343
                           Fax: (512) 728-0043
                           Attn: Treasurer

                  (b)      If to the Purchaser,

                           Dell Receivables L.P.
                           2112 Kramer Lane
                           Austin, Texas  78758
                           Tel: (512) 728-5829
                           Fax: (512) 728-5986
                           Attn: Assistant Treasurer

                  SECTION 8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.11. Construction of Agreement as Security Agreement. It is the intent of the parties that the transactions contemplated herein constitute sales of the Receivables to the Purchaser. If, however, such transactions are deemed to be loans, (a) the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Receivables now existing and hereafter created, all monies due or to become due and all amounts and other proceeds received with respect thereto, to secure all of the Seller's obligations hereunder, and (b) this Agreement shall constitute a security agreement under applicable law.

                  SECTION 8.12. Termination. This Agreement will terminate on the last Termination Date specified in any Series Supplement; provided, however, that the representations, warranties and remedies offered by or made available against the Seller, the indemnities of the Seller to the Indemnified Parties set forth in this Agreement shall survive such termination, and provided, further, that the Purchaser shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

                  SECTION 8.13. Third-Party Beneficiary. The Indemnified Parties are third-party beneficiaries of all provisions of this Agreement and are entitled to enforce the provisions of Section
7.01 of this Agreement to the extent any Indemnified Amounts are due such parties.

                  SECTION 8.14. The Seller's Obligations. It is expressly agreed that, anything contained in this Agreement to the contrary notwithstanding, the Seller shall be obligated to perform all of its obligations under the Receivables to the same extent as if the Purchaser had no interest therein and the Purchaser shall have no obligations or liability under Receivables to any Obligor thereunder by reason of or arising out of this Agreement, nor shall the Purchaser be required or obligated in any manner to perform or fulfill any of the obligations of the Seller under or pursuant to any Receivable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             DELL DIRECT SALES L.P.,
                                                as Seller
                                                by DELL GEN. P. CORP.,
                                                as its general partner

                                             By: /s/ Thomas J. Meredith
                                                 ------------------------------
                                                 Name:  Thomas J. Meredith
                                                 Title: Chief Financial Officer

                                             DELL RECEIVABLES L.P.,
                                               as Purchaser
                                               by DELL RECEIVABLES GEN. P. CORP,
                                               as its general partner

                                             By: /s/ Thomas J. Meredith
                                                 ----------------------
                                                 Name:  Thomas J. Meredith
                                                 Title: President

                                   EXHIBITS



           The following Exhibit has been omitted from this filing:



                        Exhibit A -- Subordinated Note



The registrant hereby undertakes to furnish supplementally a copy of such Exhibit to the Commission upon request. The executed version of this Exhibit appears as Exhibit 10.21 to this Report.